Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of ACE Limited of our report dated February 25, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of ACE Limited, which appears in ACE Limited’s Annual Report on Form 10-K for the year ended December 31, 2009.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 12, 2010

Exhibit 23.1